Exhibit 107.1

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Focus Impact BH3 NewCo, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	NewCo Class A Common Stock(3)	Other(5)	6,920,457	N/A	$70,796,275(5)	0.0001531	$10,838.91
Fees to be Paid	Equity	NewCo Class A Common Stock(4)	Other(6)	152,114,480	N/A	$9,363,248(6)	0.0001531	$1,433.51
Fees to be Paid	Equity	Warrants to acquire NewCo Class A Common Stock(7)	Other(8)	17,900,000	N/A	$359,790(8)	0.0001531	$55.08
Fees to be Paid	Equity	NewCo Class A Common Stock issuable upon exercise of warrants(9)	Other(5)	17,900,000	N/A	$183,117,000(5)	0.0001531	$28,035.21
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$263,636,313		$40,362.72
	Total Fees Previously Paid							$42,686.29
	Total Fee Offsets							$42,686.29
	Net Fee Due							$0

(1)
In connection with the business combination (the “Business Combination”), pursuant to the business combination agreement between Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”), Focus Impact BH3 NewCo, Inc., a Delaware corporation and wholly owned subsidiary of Focus Impact (“NewCo”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo, Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo, and XCF Global Capital, Inc., a Nevada corporation (“XCF”) (as it may be amended or restated from time to time, the “Business Combination Agreement”) wherein Focus Impact agreed to combine with XCF in a series of transactions that will result in the registrant, NewCo becoming a publicly traded company, as described in the proxy statement/prospectus forming part of this registration statement.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
The number of shares of Class A common stock, par value $0.0001 per share of NewCo (the “NewCo Class A Common Stock”), being registered represents (i) the 5,312,124 Focus Impact Class A common shares, par value $0.0001 per share (“Focus Impact Class A Shares”) that were registered pursuant to the Registration Statement on Form S-1 (File No. 333 - 259269) (the “IPO registration statement”) and underlie the units offered by Focus Impact in its initial public offering (the “Public Shares”), which Public Shares will automatically convert by operation of law into shares of NewCo Class A Common Stock at the closing of the Business Combination and (ii) the 1,608,333 Focus Impact Class B common shares, par value $0.0001 per share, held by Focus Impact’s Sponsor Holders and Anchor Investors (as defined in the proxy statement/prospectus), which will automatically convert by operation of law into shares of NewCo Class A Common Stock in connection with the Business Combination.

(4)
The number of shares of NewCo Class A Common Stock being registered represents (i) the 147,114,480 shares of NewCo Class A Common Stock currently expected to be issued in connection with the Business Combination to holders of capital stock of XCF and (ii) up to 5,000,000 shares of NewCo Class A Common Stock being registered in the event that additional shares will be issuable to holders of capital stock of  XCF due to the adjustment mechanism set forth in Business Combination Agreement to calculate the shares to be issued at the closing of the Business Combination.

(5)
Calculated in accordance with Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices of the Focus Impact Class A Common Stock on OTC Pink Marketplace on January 15, 2024 ($10.23 per share of Focus Impact Class A Common Stock).

(6)
Calculated in accordance with Rule 457(f)(2) of the Securities Act. XCF is a private company and no market exists for its securities. Therefore, the proposed maximum aggregate offering price is the book value of such securities computed as of September 30, 2024.

(7)
The number of redeemable warrants to acquire shares of NewCo Class A Common Stock being registered represents the (i) 11,500,000 redeemable warrants to acquire Focus Impact Class A Common Stock (as defined in the proxy statement/prospectus) that were registered pursuant to the IPO registration statement and underlie the units offered by Focus Impact in its initial public offering (the “Public Warrants”), which will be converted by operation of law into redeemable warrants to acquire shares of NewCo Class A Common Stock in connection with the Business Combination and (ii) 6,400,000 private placement warrants of Focus Impact issued in connection with Focus Impact’s initial public offering (the “Private Placement Warrants”), which will automatically convert by operation of law into redeemable warrants to acquire shares of NewCo Class A Common Stock in connection with the Business Combination.

(8)
Calculated in accordance with Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices of the Focus Impact Public Warrants on OTC Pink Marketplace on January 15, 2024 ($0.0201 per Public Warrant).

(9)
Represents 17,900,000 shares of NewCo Class A Common Stock to be issued upon the exercise of the 11,500,000 Public Warrants and 6,400,000 Private Warrants, which will automatically convert by operation of law into redeemable warrants to acquire shares of NewCo Class A Common Stock at the time of the Business Combination.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claim	Focus Impact BH3 Newco, Inc.	S-4	333-281116		July 31, 2024						$42,686.29
Fees Offset Sources	Focus Impact BH3 Newco, Inc.	S-4	333-281116	July 31, 2024		$42,686.29	Equity	NewCo Class A Common Stock; Warrants to acquire NewCo Class A Common Stock; NewCo Class A Common Stock issuable upon exercise of warrants	Equity	$289,202,490.00